   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1997
                                                           REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------

                            REPTRON ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                FLORIDA                                 38-2081116
     (State or other jurisdiction          (I.R.S. Employer Identification No.)
   of incorporation or organization)

 14401 MCCORMICK DRIVE, TAMPA, FLORIDA                     33626
(Address of Principal Executive Office)                 (Zip Code)

                            REPTRON ELECTRONICS, INC.
                         401(K) RETIREMENT SAVINGS PLAN
                            (Full title of the plan)
                               -------------------

                                 PAUL J. PLANTE
                             CHIEF FINANCIAL OFFICER
                            REPTRON ELECTRONICS, INC.
                              14401 MCCORMICK DRIVE
                              TAMPA, FLORIDA 33626
                     (Name and address of agent for service)
                                 (813) 854-2351
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                            MICHAEL L. JAMIESON, ESQ.
                              HOLLAND & KNIGHT LLP
                             400 NORTH ASHLEY DRIVE
                                   SUITE 2050
                              TAMPA, FLORIDA 33602

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X


                                                  CALCULATION OF REGISTRATION FEE

                                                                PROPOSED             PROPOSED
            TITLE OF                      AMOUNT                 MAXIMUM              MAXIMUM             AMOUNT OF
           SECURITIES                      TO BE             OFFERING PRICE          AGGREGATE          REGISTRATION
        TO BE REGISTERED                REGISTERED              PER UNIT*         OFFERING PRICE*            FEE
--------------------------------      --------------         --------------       ---------------       ------------
Participation interests in the
Reptron Electronics, Inc. 401(k)             *                      *                    *                  $0.00
Retirement Savings Plan
-------------------------------- ------------------------- -------------------  -------------------  -------------------

* Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Reptron Electronics, Inc. 401(k) Retirement Savings Plan, which plan will be purchasing shares of the Common Stock, par value $.01 per share, of Reptron Electronics, Inc. in the open market.


================================================================================

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Registrant, Reptron Electronics, Inc., a Florida corporation, are incorporated by reference in this Registration Statement.

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Florida corporation. The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided, further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent.

         The Registrant has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1      Certificate of Incorporation of the Registrant.*

         4.2      Bylaws of the Registrant.*

         4.3      Form of Stock Certificate for the Common Stock of the
                  Registrant.*

         4.4      Reptron Electronics, Inc. 401(k) Retirement Savings Plan.

         5.1      (See undertaking under Item 9(b) below.)

         23.1     Consent of Grant Thornton LLP.

         24.1     Powers of Attorney (included on signature page).

-----------------------

* Filed with the Registrant's Registration Statement on Form S-1, dated February 8, 1994, Registration Statement No. 33-75040, as amended by amendments filed March 16, 1994, and March 25, 1994, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) To submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

         (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed on behalf of the Plan Administrator by the following persons in the capacities and on the dates indicated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on June 6, 1997.

                            REPTRON ELECTRONICS, INC.


                            By: /s/  Michael L. Musto
                               -------------------------------------------
                                     Michael L. Musto, President and Chief
                                     Executive Officer


         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul J. Plante and William L. Elson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signatures                                    Title                                   Date
              ----------                                    -----                                   ----
/s/  Michael L. Musto                   President, Chief Executive Officer, and                 June 6, 1997
--------------------------------------- Director (Principal Executive Officer)
Michael L. Musto

/s/  Paul J. Plante                     Chief Operating Officer, Chief Financial                June 6, 1997
--------------------------------------- Officer, and Director (Principal Financial
Paul J. Plante                          and Accounting Officer)


/s/  Leigh A. Adams                     Secretary and Director                                  June 6, 1997
---------------------------------------
Leigh A. Adams

/s/  William L. Elson                   Director                                                June 6, 1997
---------------------------------------
William L. Elson

/s/  Barry M. Alpert                    Director                                                June 6, 1997
---------------------------------------
Barry M. Alpert

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the Plan Administrator by the following persons in the capacities and on the dates indicated.

              Signatures                                   Title                                   Date
              ----------                                   -----                                   ----
/s/  Paul J. Plante                           Chief Financial Officer                          June 6, 1997
---------------------------------------
Paul J. Plante

                               INDEX TO EXHIBITS



 4.1        Certificate of Incorporation of the Registrant.*

 4.2        Bylaws of the Registrant.*

 4.3        Form of Stock Certificate for the Common Stock of the Registrant.*

 4.4        Reptron Electronics, Inc. 401(k) Retirement Savings Plan.

23.1        Consent of Grant Thornton LLP.

24.1        Powers of Attorney (included on signature page).


--------------

 * Filed with the Registrant's Registration Statement on Form S-1, dated February 8, 1994, Registration Statement No. 33-75040, as amended by amendments filed March 16, 1994, and March 25, 1994, and incorporated herein by reference.